SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CASTELLE

(Name of Registrant as Specified In Its Charter)

--

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CASTELLE

855 Jarvis Drive, Suite 100

Morgan Hill, CA 95037

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 27, 2005

TO THE SHAREHOLDERS OF CASTELLE:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CASTELLE, a California corporation, will be held on Friday, May 27, 2005, at 10:00 a.m. local time at our corporate offices located at 855 Jarvis Drive, Suite 100, Morgan Hill, California, 95037 for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.
2.	To ratify the selection of Grant Thornton LLP as our independent auditors for the year ending December 31, 2005.
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 6, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Paul Cheng

Paul Cheng

Chief Financial Officer and Secretary

Morgan Hill, California

April 27, 2005

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

CASTELLE

855 Jarvis Drive, Suite 100

Morgan Hill, CA 95037

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

May 27, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of CASTELLE, a California corporation, for use at the Annual Meeting of Shareholders to be held on May 27, 2005, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our corporate offices, located at 855 Jarvis Drive, Suite 100, Morgan Hill, California 95037. We intend to mail this proxy statement and accompanying proxy card on or about May 2, 2005 to all shareholders entitled to vote at the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of common stock at the close of business on April 6, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 6, 2005 we had outstanding and entitled to vote 3,845,568 shares of common stock.

Each holder of record on the Record Date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of common stock will be entitled to five votes for each share held. Each shareholder may give one candidate all the votes that shareholder is entitled to cast or may distribute his or her votes among as many candidates as the shareholder chooses. However, no shareholder will be entitled to vote for a candidate unless the candidate’s name has been placed in nomination prior to the voting. No shareholder will be entitled to vote cumulatively unless at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter is approved.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive office, 855 Jarvis Drive, Suite 100, Morgan Hill, California 95037, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the meeting, the shareholder must bring to the meeting a letter from the broker, bank or other nominee confirming the shareholder’s beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

Shareholder Proposals

The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for our 2006 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission 120 calendar days before the one year anniversary of the date of the proxy statement, or January 4, 2006. Shareholder proposals may be presented at the 2005 annual meeting the shareholders only if we have received adequate notice of such proposals at our principal executive offices no later than January 4, 2006. Proposals we receive after that date will be considered untimely and will not be presented at our 2006 annual meeting. Unless a shareholder who wishes to bring a matter before the shareholders at our 2006 annual meeting of shareholders notifies us of such matter prior to January 4, 2006, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

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PROPOSAL 1

ELECTION OF DIRECTORS

There are five nominees for the five Board positions presently authorized in our Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of Castelle, having been elected by the shareholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below, with discretionary power with respect to any further nominees and to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected as our directors. The minimum authorized number of directors is five, and there are no vacancies on the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

The names of the nominees and certain information about them are set forth below:

Name	Age	Position
Donald L. Rich	63	Chairman of the Board
Scott C. McDonald	51	President, Chief Executive Officer and Director
Peter R. Tierney	60	Director, President and Chief Executive Officer of Finaplex, Inc.
Robert H. Hambrecht	38	Managing Director of Corporate Finance, W.R. Hambrecht + Company
Robert O. Smith	60	Former President and CEO of Digital Power Corporation

Set forth below is biographical information for each nominee.

Donald L. Rich

Mr. Rich joined Castelle in November 1998 and served as Chief Executive Officer and President from November 1998 to April 2002. Mr. Rich became Chairman of the Board in May 1999, and has continued in that role since retiring as our CEO in April 2002. Mr. Rich served as Chief Financial Officer from April 1999 to March 2001 and Secretary from February 2000 to March 2001. From 1997 until November 1998, Mr. Rich was self-employed as a consultant. From 1993 through 1997, Mr. Rich was Chief Executive Officer and President of Talarian Corporation, a provider of real-time infrastructure software for the enterprise and the Internet. Prior to that, he held various sales and marketing management positions at Integrated Systems, Inc. and International Business Machines Corporation. Mr. Rich holds a BS degree in Mechanical Engineering from Purdue University and an MBA from the Stanford Graduate School of Business.

Scott C. McDonald

Mr. McDonald has served as a director of Castelle since April 1999. Since April 2002, Mr. McDonald has been our President and Chief Executive Officer. From May 2001 to the first quarter of 2002, Mr. McDonald served on the board of directors for Octant Technologies and Digital Power Corporation and provided consulting services. From December 1999 to April 2001, Mr. McDonald served as the Chief Financial and Administrative Officer at Conxion Corporation, a network and internet services company. From 1997 to 1999, Mr. McDonald served on the board of directors for CIDCO Incorporated, Octant Technologies Inc. and Digital Power Corporation, in addition to providing consulting services to CIDCO Incorporated. Mr. McDonald currently serves on the board of directors of privately-held Octant Technologies, Inc. Mr. McDonald holds a BS in Accounting from the University of Akron and an MBA from Golden Gate University.

Peter R. Tierney

Mr. Tierney has served as a director of Castelle since April 1999. He currently serves as President and Chief Executive Officer of Finaplex, Inc., a software company delivering the next generation of wealth management and brokerage processing platforms. Mr. Tierney was previously President and CEO of Sawyer Media Systems, a privately held business focused on delivering next generation media. Previously, Mr. Tierney spent four years as President and Chief Executive Officer of MarketFirst Software Corporation, a company that specializes in streamlining and maximizing the effectiveness of marketing programs. From 1991 to 1997, Mr. Tierney served as Chairman, President and CEO of Inference Corporation, a leading provider of self-service and knowledge management tools for the customer service and help desk industries. Prior to Inference, as Senior Vice President of Oracle Corporation, Tierney was responsible for worldwide marketing and served as a member of the Oracle Management Committee. Earlier in his career, Mr. Tierney served as Vice President of Marketing and Sales for Relational Technology (Ingres) Corporation and was Director of Marketing for the IBM Northwestern Region. Mr. Tierney also currently serves on the board of advisors of the privately-held company, ChannelNet Corporation. Mr. Tierney holds a bachelor’s degree in management and economics from Northeastern University.

Robert H. Hambrecht

Mr. Hambrecht has served as a director of Castelle since March 1998. Mr. Hambrecht was a founding partner of W.R. Hambrecht + Co., an investment banking firm, founded in January 1998, and is presently Managing Director of Corporate Finance. From 1996 through January 1998, Mr. Hambrecht was Vice President of H&Q Venture Partners, a venture capital firm. From 1994 to 1996, Mr. Hambrecht was employed by Unterberg Harris, an investment banking firm. Mr. Hambrecht also serves on the board of directors of five privately-held companies. Mr. Hambrecht holds a bachelor’s degree in history from the University of California at Berkeley, and a master’s degree in public administration from Columbia University.

Robert O. Smith

Mr. Smith has served as a director of Castelle since March 2004. From 1990 to 2004 he served primarily as Chairman, President and CEO of Digital Power Corporation (Amex: DPW), makers of switching power supplies. Mr. Smith currently serves as a consultant to Digital Power Corporation. Prior to that, he held various senior-level management positions at Computer Products Inc., Harris Computer Systems, the J.M. Smucker Company and Ametek/Lamb Electric. Mr. Smith holds a bachelor’s degree in business administration from Ohio University.

The Board has made the following determination of the independence status of each of the Directors according to the applicable Marketplace Rules of The NASDAQ Stock Market as of the mailing date of the Proxy:

Independent	Not Independent
Donald L. Rich[1]
Scott C. McDonald
Peter R. Tierney
Robert H. Hambrecht
Robert O. Smith

1 The Board has determined that Mr. Rich became an independent director on April 22, 2005, at which time three years has passed following his retirement from employment with the company.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee and the Board of Directors has selected Grant Thornton LLP as our independent auditors for the year ending December 31, 2004, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting.

Shareholder ratification of the selection of Grant Thornton LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Castelle and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Grant Thornton LLP.

On September 24, 2004, the Company dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm. The Audit Committee participated materially in and approved the decision to change independent registered public accounting firms. The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and through September 24, 2004, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, with disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years. During the two most recent fiscal years and through September 24, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 24, 2004 was filed as Exhibit 16.1 to the Company’s Form 8-K filed September 30, 2004.

The Company engaged Grant Thornton LLP as its new independent registered public accounting firm as of September 24, 2004. The Company determined that the selection of Grant Thornton LLP would result in significant cost advantages to the Company over PricewaterhouseCoopers LLP, and that the change would be in the best interest of the company and its shareholders. During the two most recent fiscal years prior to the selection and through September 24, 2004, the Company had not consulted with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

Grant Thornton LLP began providing auditing services for the Company beginning with financial statements for the third quarter of 2004. The following is a summary of the fees billed to our company by Grant Thornton LLP for professional services rendered during the year ended December 31, 2004.

	2004	2003
Audit Fees	$248,737	—
Audit-Related Fees	$41,344	—
Tax Fees	—	—
All Other Fees	—	—

The following is a summary of the fees billed to our company by PricewaterhouseCoopers LLP for professional services rendered during the years ended December 31, 2004 and 2003.

	2004	2003
Audit Fees	$45,000	$124,000
Audit-Related Fees	$43,500	$12,000
Tax Fees	—	—
All Other Fees	—	—

Audit Fees. Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of the quarterly consolidated financial statements and services that are normally provided by Grant Thornton LLP and PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with public offerings, internal control reviews, and consultations concerning financial accounting and reporting standards. The audit-related fees incurred in 2004 were for consultations rendered to the Company by Grant Thornton and PricewaterhouseCoopers in response to a series of comment letters issued by the Office of the Chief Accountant of the Securities and Exchange Commission to the Company.

Tax Fees. Consists of fees billed for professional services for tax compliance and tax advice. These services consist of assistance regarding federal, state and international tax compliance, assistance with the preparation of various tax returns, research and design tax study and international compliance.

All Other Fees. Consists of fees for products and services other than the services reported above. In 2004, the other fees were incurred as

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of Castelle’s common stock as of April 6, 2005 by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of Castelle as a group; and (iv) all persons known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Entities affiliated with:
Zeff Holding Company 50 California Street San Francisco, CA 94111	716,961	18.7%
J.P. Morgan Chase & Co., Inc. (2) 560 Mission Street, 10th Floor San Francisco, CA 94105	259,566	6.8%
Scott McDonald (3)	448,250	11.0%
Donald L. Rich (3)	296,333	7.2%
Eric Chen (3)	103,749	2.7%
Paul Cheng (3)	81,562	2.1%
Michael Petrovich (3)	60,187	1.6%
Robert Hambrecht (3)	51,843	1.3%
Peter Tierney (3)	45,833	1.2%
Richard Fernandez (3)	35,936.9%
Robert O. Smith (3)	11,038	*%
Edward Heinze(3)	8,855	*%
All officers and directors as a group (10 persons)	1,143,586	24.4%

*	Less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each shareholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 3,841,168 shares outstanding on April 6, 2005, the record date for this proxy, plus options exercisable within 60 days of April 6, 2005, for the person being measured.

(2)

The named entity and the entities’ respective general partners, directors, executive officers, members and/or managers, as applicable, disclaim beneficial ownership of any securities other than those directly held by such person.

(3)

Includes shares subject to options exercisable within 60 days of April 6, 2005 as follows: 248,000 for Mr. McDonald, 296,333 for Mr. Rich, 43,749 for Mr. Chen, 76,562 for Mr. Cheng, 42,187 for Mr. Petrovich, 37,833 for Mr. Hambrecht, 45,833 for Mr. Tierney, 35,936 for Mr. Fernandez, 11,038 for Mr. Smith and 6,355 for Mr. Heinze.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Cash Compensation

In 2004, each non-employee director received a quarterly retainer of $2,500 and a per meeting fee of $1,000 for each quarterly board meeting attended. Non-employee directors are also reimbursed for their expenses incurred in connection with attending Board meetings.

Equity Compensation

In 2004, each non-employee director received stock option grants under the 2002 Equity Incentive Plan (the “2002 Option Plan”), which superceded the 1995 Non-Employee Directors’ Stock Option Plan, as amended through February 2000, and the 1988 Equity Incentive Plan, as amended through 1998 (collectively as the “Prior Option Plan”). Directors receive non-qualifying stock options under the 2002 Option Plan and Code.

The 2002 Option Plan provides that each non-employee member of the Board of Directors, upon initial election to the Board, is automatically granted an option to purchase 10,000 shares of common stock at an exercise price equal to the then-current fair market value per share of our common stock. This initial option grant vests monthly in 12 equal installments, beginning one month after the date of grant provided that the optionee has continuously served as a director. On April 1 of each year (or the next business day should such date be a legal holiday), each member of the Board who is eligible for participation in the 2002 Option Plan is automatically granted an option to purchase 5,000 shares of common stock at an exercise price equal to the then-current fair market value per share of our common stock, without further action by us, the Board or our shareholders. This annual grant to non-employee members of the Board under the 2002 Option Plan vests monthly in 12 equal installments, beginning one month after the date of grant provided that the optionee has, during the entire period prior to such vesting date, continuously served as a director. The exercise price of options granted under the 2002 Option Plan is 100% of the fair market value of the common stock on the date of the option grant. The term of options granted under the 2002 Option Plan may not be longer than ten years.

In 2005, we granted to each of Messrs. Hambrecht, Tierney, Rich and Smith options to purchase 5,000 shares at an exercise price of $2.91 under the 2002 Option Plan. During 2004, we granted to each of Messrs. Hambrecht, Tierney, Rich options to purchase 5,000 shares at exercise prices of $4.86 per share under the 2002 Option Plan. We also granted to Mr. Smith options to purchase 205 shares at $4.86. Additionally, In March 2004, we granted to Mr. Smith options to purchase 10,000 shares at an exercise price of $4.50 upon his initial election to the Board. The exercise prices were equal to the respective fair market values of such common stock on the date of grant (based upon the closing sale price reported on the NASDAQ SmallCap Market for the date of grant).

Options which remain outstanding under the Prior Option Plan will accelerate under certain circumstances. In the event of a merger of Castelle with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction, vesting of option grants under the Prior Option Plan is accelerated and the option will terminate if not exercised prior to the consummation of the transaction.

Compensation of Executive Officers

Summary of Compensation

The following table shows for the years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, our Chief Executive Officer and the four other most highly compensated executive officers at December 31, 2004 whose total annual salary and bonus exceeded $100,000 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus ($)(1)	Other($)(3)	Securities Underlying Options (#)
Scott C. McDonald (2) President, Chief Executive Officer & Director	2004	$251,430	$127,804		—
	2003	200,000	137,253	—	150,000
	2002	138,718	75,000	—	300,000

Eric Chen Sr. Vice President, Engineering & Business Development	2004	197,852	67,500		25,000
	2003	170,703	72,500	—	20,000
	2002	158,306	69,143	$24,784	—

Paul Cheng Vice President, Chief Financial Officer and Secretary	2004	143,788	51,025		—
	2003	138,200	57,500	—	15,000
	2002	132,239	57,643	—	—

Richard Fernandez (4)	2004	131,575	51,950		10,000
Vice President, Operations	2003	125,833	50,000	—	5,000
	2002	70,000	31,625	—	45,000

Michael Petrovich Vice President, Sales, International	2004	123,031	—	63,351	—
	2003	110,650	—	76,125	5,000
	2002	115,304	—	110,842	—

(1)	Represents bonus amounts for services earned in the respective years but certain amounts were paid in the subsequent year.
(2)	Mr. McDonald became our CEO in April 2002.
(3)

2002 Other includes $24,784 for Mr. Chen and $30,408 for Mr. Petrovich for cash paid out in lieu of personal time off. For Mr. Petrovich, “Other” includes $63,351 in sales commissions earned in 2004, $76,125 in sales commissions earned in 2003 and $80,434 in sales commissions earned in 2002. Portions of the earned commissions were paid in the subsequent year.

(4)	Mr. Fernandez joined our company in June 2002.

          As of April 6, 2005, 42,000 shares by had been exercised by Mr. Rich under the Prior Option Plan. No other officers or directors had exercised any shares as of that date.

Stock Option Grants and Exercises

In 2004, we granted options to our executive officers under the 2002 Option Plan. As of December 31, 2004, options to purchase a total of 1,292,596 shares were outstanding under the Prior Option Plan and the 2002 Option Plan. There are no shares available for additional grants under the Prior Option Plan. We did not grant any stock appreciation rights, restricted stock awards or stock purchase rights during 2004.

The following tables show for the year ended December 31, 2004, information regarding options granted to, exercised by, and held at year-end by the named executive officers:

OPTION GRANTS IN YEAR 2004

Individual Grants
Name and Principal Position	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees (1)	Exercise or Base Price Per Share ($) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5% ($)	10% ($)
Scott C. McDonald	—	—	—	—	—	—
Eric Chen	25,000(4)	36%	$3.03	6/16/2011	30,838	71,865
Paul Cheng	—	—	—	—	—	—
Richard Fernandez	10,000(4)	14%	$3.03	6/16/2011	12,335	28,746
Michael Petrovich	—	—	—	—	—	—

(1)	Based on options to purchase an aggregate of 69,500 shares of common stock to employees in 2004.
(2)	The exercise price is equal to 100% of the fair market value of common stock at the date of the grant.
(3)

The potential realizable value is calculated based on the assumption that the stock price on the date of grant appreciates from the date of grant at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are derived from the rules of the U.S. Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

(4)	25% vests on June 16, 2005 and the remaining portion vests in equal monthly installments over a 36-month period.

AGGREGATE OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

The following table sets forth the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2004 by each of the named executive officers.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable Unexercisable		Value of Unexercised In-the-Money Options at FY-End ($)(1) Exercisable Unexercisable
Scott C. McDonald	30,001	$20,401	193,814	99,936	$272,427	$100,318
Eric Chen	55,000	63,300	40,415	39,585	62,624	3,990
Paul Cheng	—	—	72,915	12,085	140,890	4,981
Michael Petrovich	35,000	54,600	41,666	3,334	80,325	—
Richard Fernandez	—	—	29,790	30,210	65,248	39,552

(1)	Based on the fair market value of the common stock at December 31, 2004 of $3.07 (closing sales price) minus the exercise price of the option.

EMPLOYMENT SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

In April 2002, Castelle entered into an employment agreement with Scott C. McDonald, pursuant to which Mr. McDonald agreed to serve as our Chief Executive Officer. The employment agreement is not for a specified term and is terminable at will or without cause at any time upon written notice, subject to the conveyance of certain severance benefits to Mr. McDonald upon termination, as described below. The employment agreement provided for an annual base salary of $200,000, plus an annual bonus of up to a sum of $100,000, if performance criteria are met, or above $100,000 in the discretion of the Compensation Committee if performance criteria are exceeded. Mr. McDonald’s annual base salary was adjusted by the Compensation Committee to $225,000 as of his one year anniversary date in April 2003, and his bonus arrangement was also revised (see “Report of the Compensation Committee of the Board of Directors on Executive Compensation” below). Mr. McDonald was originally granted options to purchase 300,000 shares of the common stock under our Prior Option Plan. The first option became one quarter vested after six months, with the remainder vesting over the next eighteen months. The second option becomes fully vested after three years. In 2003, Mr. McDonald received a grant to purchase additional shares of the company (see “Report of the Compensation Committee of the Board of Directors on Executive Compensation” below).

We have also entered into a severance and transition benefit agreement with Mr. McDonald, pursuant to which we agreed that if we terminate Mr. McDonald without cause or if Mr. McDonald terminates his employment voluntarily for good cause, we are required to pay him 100% of his annualized salary and maintain the medical benefits conveyed to him for one year. In addition, 50% of Mr. McDonald’s unvested options will become immediately vested. The agreement allows Mr. McDonald to terminate his employment for good cause if his responsibilities are materially diminished, base pay is reduced or potential bonus payments are materially reduced, the company fails to continue any benefit plan in which Mr. McDonald is participating without comparable replacement, our corporate headquarters is relocated more than 20 miles from its current location or we breach this agreement or Mr. McDonald’s employment agreement. No payment will be due if Mr. McDonald is dismissed for cause. In the event of a change of control of Castelle, Mr. McDonald is eligible for a lump sum payment equal to six months of his base salary, in addition to any benefits that may be conveyed to Mr. McDonald upon termination, if he remains with us at least ninety days after a change in control and his employment is subsequently terminated for any reason.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Robert H. Hambrecht and Peter R. Tierney, neither of whom are officers or employees. None of our executive officers currently serves or has served as a member of the Board of Directors or the Compensation Committee of any entity, or any executive officer of which serves on our Board of Directors or Compensation Committee, except as provided below.

[The Remainder of this Page Intentionally Left Blank]

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

(The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing, except to the extent that Castelle specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.)

Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee currently consists of Robert H. Hambrecht and Peter R. Tierney. Each is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. None of the members of the Compensation Committee has any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Philosophy

The Committee is responsible for determining compensation policies for our executive officers, including any stock-based awards to such individuals under the Prior Option Plan and the 2002 Option Plan. In determining executive officer compensation, the Compensation Committee considers corporate performance against our objectives.

The Compensation Committee structures executive compensation packages with two objectives:

•	to ensure that the compensation and incentives provided to the executive officers are closely aligned with our financial performance and shareholder value; and
•	to attract and retain, through a competitive compensation structure, those key executives critical to the long-term success of the company.

For 2004, our executive compensation program included the following components: (i) base salary, (ii) options to purchase shares of common stock, and (iii) quarterly incentives in the form of cash bonuses.

Executive Compensation

Stock Options. In addressing the first objective, the Compensation Committee utilizes stock option grants to executive officers to tie a portion of executive officer compensation directly to our stock price performance. The Compensation Committee believes that the grant of an equity interest in the company serves to link management interests with shareholder interests and to motivate executive officers to make decisions that are in the best interests of Castelle and the shareholders. The Board considers stock option grants to executive officers based on various factors, including (i) each officer’s responsibilities, (ii) any changes in such responsibilities, (iii) past option grants and each officer’s current equity interest in the company and (iv) individual or corporation performance. In 2004, our executive officers received options to purchase common stock at levels ranging from 10,000 to 25,000 shares.

Base Salary and Cash Bonuses. The second objective of the overall executive compensation policy is addressed by a salary and bonus policy which is based on:

•	consideration of the salaries and total compensation of executive officers in similar positions with comparable companies in the industry;
•	the qualifications and experience of each executive officer;
•	the company’s financial performance during the past year; and
•	each officer’s performance against objectives related to their areas of responsibility.

The Compensation Committee periodically reviews individual base salaries of executive officers, and adjusts salaries based on individual job performance and changes in the officer’s duties and responsibilities. In making salary decisions, the Board exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each factor, although the mix among the compensation elements of salary, cash incentive and stock options are biased toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets. Consequently, salaries and cash incentives may be in the low-range as compared to the comparable companies in the industry while stock options may be in the mid to high-range compared to comparable companies. The Chief Executive Officer provides the Board with recommendations for individual executive officers based upon an evaluation of their performance against objectives and responsibilities. The base salaries paid to our executive officers were unchanged for 2004.

The Compensation Committee believes that another key element of executive compensation should be the variable portion provided by cash incentive plans. The Board of Directors sets annual performance objectives for executives of the company, which are administered quarterly by the Chief Executive Officer. Our executive officer compensation plan is designed such that if we meet our stated objectives, executive officers receive the cash incentive part of their compensation. If we perform below our stated objectives, the cash incentive portion of the executive’s compensation is significantly reduced, and may be eliminated altogether if performance is below defined thresholds. A substantially smaller portion of some executives’ incentive compensation is based on performance against individual objectives. The actual cash bonus earned in 2004 by executive officers depended upon the extent to which our objectives were achieved. Because we obtained a certain percentage of such quarterly performance objectives, cash bonuses ranging from $127,804 to $51,025 were paid to executive officers for services performed during 2004.

Chief Executive Officer

The Compensation Committee uses similar factors to those described above for the executive officers in setting the annual salary, stock option grant and cash incentives awarded to our Chief Executive Officer, Scott C. McDonald. Mr. McDonald is eligible to receive quarterly performance bonuses, in a total amount of up to $150,000 per year. Payment of $75,000 or fifty percent (50%) of such bonus is contingent upon the company remaining profitable on an Earnings per Share basis. The remaining $75,000 or fifty percent (50%) of such bonus shall be granted in proportion to the company meeting the profit performance criteria set forth within the financial plans approved by the Compensation Committee and Board of Directors. In the event Mr. McDonald exceeds the performance criteria established by the Committee and Board in a given year (as determined by the Compensation Committee), Mr. McDonald will be eligible to earn bonuses that exceed a total of $150,000 for the year. Mr. McDonald was awarded cash bonuses totaling $127,804 in 2004.

Internal Revenue Code Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code, limits the tax deduction to $1 million for compensation paid to certain executive officers. Compensation in excess of $1 million may be deducted if it is performance-based compensation within the meaning of the Code. The Committee has determined that stock options granted under our Prior Option Plan with an exercise price at least equal to the fair market value of the common stock on the date of grant should, where practicable, be treated as “performance-based compensation,” and the Prior Option Plan contains provisions designed to allow compensation recognized by an executive officer as a result of the grant of a stock option to be deductible by the company.

2004 COMPENSATION COMMITTEE

ROBERT H. HAMBRECHT

PETER R. TIERNEY

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

(The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing, except to the extent that Castelle specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.)

The Audit Committee has the responsibility, under delegated authority from the Board of Directors, for providing independent, objective oversight of our corporate accounting and reporting practices as well as the quality and integrity of our financial statements and reports. The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee was comprised of three non-employee directors (see section “Board Committees and Meetings” above).

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed our consolidated financial statements for the year ended December 31, 2004 with management and the independent auditors. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, has received and reviewed the written disclosures and the letter from the independent public auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, has reviewed and negotiated applicable audit fees, has discussed with the independent auditors their independence, and has undertaken the additional communications, review and other requirements and activities mandated by those provisions of the Sarbanes-Oxley Act of 2002 which have been adopted.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Forms 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

ROBERT H. HAMBRECHT

ROBERT O. SMITH

PETER R. TIERNEY

PERFORMANCE MEASUREMENT COMPARISON1

The following graph shows the total shareholder return of an investment of $100 in cash on December 31, 1999 for (i) our common stock, (ii) the NASDAQ Stock Market Index (U.S. Companies) and (iii) the NASDAQ Computer Manufacturer Stock Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

The information contained above shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

_________________________

CORPORATE GOVERNANCE

Board Committees and Meetings

During 2004, the Board of Directors held four meetings and acted four times by unanimous written consent. The Board has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee.

During 2004, each Board member attended 75% or more of the aggregate number of meetings of the Board and committees on which he served.

The Audit Committee meets at least annually with our management and independent auditors to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, reviews, negotiates and approves audit fees, oversees the independence of the independent auditors, evaluates the independent auditors’ performance and receives and considers the independent auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee pre-approves all audit services to be performed by any accounting firm, including our independent auditors, and all non-audit services to be provided by our independent auditors, and provides the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial, accounting, and internal control matters that require the attention of the Board. During 2004, the Audit Committee was composed of three non-employee directors, Messrs. Hambrecht, Rich and Tierney – until Mr. Robert O. Smith’s appointment to the Committee on May 28, 2004. Director Robert O. Smith then replaced Mr. Rich on the Audit Committee, which was then comprised of Messrs. Hambrecht, Tierney and Smith for the remainder of 2004. Mr. Hambrecht serves as Chairman of the Audit Committee.

The Board of Directors has determined that Messrs. Hambrecht, Smith and Tierney are independent for Audit Committee purposes pursuant to the applicable Marketplace Rules of The NASDAQ Stock Market and Rule 10A-3 under the Securities Exchange Act of 1934. While Mr. Rich was not independent for Audit Committee purposes during 2004, he served as a member of the Audit Committee pursuant to an exception to the applicable Marketplace Rules of The NASDAQ Stock Market that expired at the Annual Meeting of Shareholders on May 28, 2004. Accordingly his last day of service on the Audit Committee was May 28, 2004. At that time, the Board appointed Mr. Robert O. Smith to the Audit Committee. Although the Board of Directors has determined that Mr. Smith was not considered independent for audit committee purposes at the time of his initial appointment, the Board determined that Mr. Smith would become independent under the applicable Marketplace Rules of The NASDAQ Stock Market and Rule 10A-3 under the Securities Exchange Act of 1934, on November 20, 2004. Until that time, Mr. Smith served on the Audit Committee under an exception to the applicable rules of The NASDAQ Stock Market. The Board determined that Mr. Smith’s membership on the Audit Committee was required by and in the best interests of the company and its shareholders due to Mr. Smith’s expertise, knowledge and experience in the industry and his knowledge of financial and accounting matters.

The Board of Directors has determined that each member is qualified as an audit committee financial expert pursuant to Item 401(h) of Regulation S-K and as a financially sophisticated audit committee member under Rule 4350(d)(2)(A) of the Marketplace Rules of The NASDAQ Stock Market. The Audit Committee acts pursuant to a written charter adopted by the Board. The Audit Committee met four times during 2004 and acted four times by unanimous written consent.

The Compensation Committee makes recommendations concerning salaries and incentive compensation, authorizes stock option awards to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two outside directors: Messrs. Hambrecht and Tierney. Mr. Tierney serves as the Chairman of the Compensation Committee, and the Board of Directors has determined that each of the members of the Compensation Committee is independent as defined in the applicable Marketplace Rules of The NASDAQ Stock Market. The Compensation Committee acted two times by unanimous written consent during 2004.

The Executive Committee makes recommendations to the Board of Directors on projects assigned by the Board of Directors. The Executive Committee is composed of three directors, Messrs Rich, Hambrecht and McDonald. The Executive Committee held no meetings during 2004 and took no action by unanimous written consent.

The Nominating Committee identifies, evaluates and nominates candidates for consideration for appointment or election as members of the Board, makes recommendations regarding the structure and composition of the Board and committees of the Board, and oversees the evaluation of the Board and committees of the Board. The Board of Directors has adopted a written charter for the Nominating Committee, a current copy of which is available on our website at http://www.castelle.com/corporate/governance.htm, under the “Investor Relations” page. Please note that information on the company web site is not incorporated by reference into this Proxy Statement. The Nominating Committee is composed of two directors, Messrs. Hambrecht and Tierney. Mr. Tierney serves as the Chairman of the Nominating Committee, and the Board of Directors has determined that each of the members of the Nominating Committee is independent as defined in the applicable Marketplace Rules of The NASDAQ Stock Market. The Nominating Committee was formed in 2004, held one meeting during 2004 and took no action by unanimous written consent.

DIRECTOR NOMINATION

In evaluating potential director candidates, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors and seeks to ensure that at least a majority of the directors are independent under the applicable Marketplace Rules of The NASDAQ Stock Market, Inc. The Nominating Committee selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of our business, willingness to devote adequate attention and time to duties of the Board of Directors and such other criteria as is deemed relevant by the Nominating Committee. Castelle believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge and skills.

In identifying potential director candidates, the Nominating Committee relies on recommendations made by current directors and officers. In addition, the Nominating Committee may engage a third party search firm to identify and recommend potential candidates.

Finally, the Nominating Committee will consider candidates recommended by shareholders.

Any shareholder wishing to recommend a director candidate for consideration by the Nominating Committee must provide written notice to the Corporate Secretary at our principal executive offices located at 855 Jarvis Drive, Suite 100, Morgan Hill, CA 95037 by the time of the deadline set forth below. Any such notice should clearly indicate that it is a recommendation of a director candidate by a shareholder and must set forth (i) the name, age, business address and residence address of the recommended candidate, (ii) the principal occupation or employment of such recommended candidate, (iii) the class and number of shares of the corporation which are beneficially owned by such recommended candidate, (iv) a description of all understandings or arrangements between the shareholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the shareholder and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors. In addition, such notice must contain (i) a representation that the shareholder is a holder of record of Castelle stock entitled to vote at such meeting, (ii) the name and address, as they appear on our books, of the shareholder proposing such nomination, (iii) the class and number of shares of our common stock that are beneficially owned by such shareholder, (iv) any material interest of the shareholder in such recommendation and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such shareholder’s capacity as proponent of a shareholder proposal. We require that any such recommendations for inclusion in our proxy materials for our 2006 Annual Meeting of Shareholders be made not later than January 4, 2006 to ensure adequate time for meaningful consideration by the committee. See “Shareholder Proposals” for additional information regarding deadlines for submitting proposals. Properly submitted recommendations will be forwarded to our Nominating Committee for review and consideration. Assuming that a shareholder recommendation complies with the above process and contains the information required above, the Nominating Committee will evaluate a candidate recommended by a shareholder according to its processes and criteria established in its sole discretion.

ATTENDANCE AT ANNUAL MEETINGS

Castelle invites all of its directors to attend our annual meetings of shareholders. One director attended the annual meeting of shareholders held on May 28, 2004.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors or with individual directors. Shareholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 855 Jarvis Drive, Suite 100, Morgan Hill, CA 95037. Any such communication must contain (i) a representation that the shareholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the corporation’s books, of the shareholder sending such communication and (iii) the class and number of shares of the corporation that are beneficially owned by such shareholder. The Board has charged the Corporate Secretary to determine in his discretion whether the communication is appropriate for director, committee or board consideration. The Corporate Secretary is required to direct certain communications, including all communications regarding personal grievances, administrative matters, the conduct of the company’s normal business operations, billing issues, product or service related inquiries, order requests and similar issues to the appropriate individual within the company. The Corporate Secretary will forward all other communications to the Board of Directors, or the Board member addressee, or to the director or committee of the Board appointed to handle such communications, except for communications deemed unduly hostile, threatening, illegal or inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

CODE OF CONDUCT AND ETHICS

Castelle has adopted a Code of Conduct and Ethics that applies to all officers, directors, and employees. Our Code of Conduct and Ethics is posted on our website under the “Investor Relations” page at http://www.castelle.com/corporate/governance.htm. Please note that information on the company web site is not incorporated by reference into this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the relationships described below, and in the sections entitled “Executive Compensation” and “Employment Severance and Change of Control Agreements,” since January 1, 2003, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of his or her immediate family had or will have a direct or indirect material interest.

In January 2001, we engaged W.R. Hambrecht + Co. (“WRH + Co.”), an investment bank in which Mr. Hambrecht, one of our directors, is a partner, to provide certain financial advisory services. WRH + Co. rendered an insignificant level of services to the company under this arrangement, and the agreement was terminated in 2001. Also, WRH + Co. has been selected to perform certain stock repurchase services for us, as part of our common stock repurchase program announced on October 16, 2002. During 2004, WRH + Co. had rendered an insignificant level of services to the company through these services.

Our Bylaws provide that we will indemnify directors and executive officers to the fullest extent permitted by California law. Under our Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require us to advance litigation expenses in the case of legal proceedings, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2004, concerning securities authorized for issuance under all equity compensation plans of Castelle:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining for future issuance
Equity incentive plans approved by security holders	1,292,596	$1.61	460,045*
Equity compensation plans not approved by security holders	-0-	n/a	-0-
Total	1,292,596	$1.61	460,045

* Represents 460,045 shares available for issuance under our 2002 Equity Incentive Plan

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of the common stock, to file with the SEC initial reports of ownership and to file reports of changes in ownership of common stock. Officers, directors and greater than ten percent shareholders are required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2004 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, with the following exceptions. The filing of Form 4 for Don Rich on October 25, 2004 for the exercise and sale of options on October 19, 2004. The filing of the Form 4 for Robert Hambrecht on June 29, 2004, for the exercise and sale of options on May 29 and June 6, 2004.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Paul Cheng

Paul Cheng

Chief Financial Officer and Secretary

April 27, 2005

A copy of Castelle’s Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2004 is available without charge upon written request to: Corporate Secretary, Castelle, 855 Jarvis Drive, Suite 100, Morgan Hill, CA 95037.

CASTELLE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 27, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Scott C. McDonald and Paul Cheng, and each of them, as the Proxyholders, each with full powers of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Castelle (the “Corporation”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation (the “Meeting”) to be held on May 27, 2005, at 10:00 a.m. local time, at the Corporation’s corporate offices located at 855 Jarvis Drive, Suite 100, Morgan Hill, California 95037, and at any and all postponements, continuations and adjournments thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees, and FOR Proposal 2 and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934. In exercising this proxy to elect members of the Board of Directors, the proxy holders may vote shares cumulatively in such fashion as they determine in their discretion.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒	Please mark votes as in this example.

The Board of Directors unanimously recommends that you vote FOR the Board of Director nominees and FOR Proposal 2.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

1.

Election of Directors.

Nominees: Donald L. Rich, Scott C. McDonald, Peter R. Tierney, Robert H. Hambrecht and Robert O. Smith

☐        FOR all nominees                            ☐         WITHHOLD from all nominees

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.

2.	Proposal to ratify the appointment of Grant Thornton LLP as independent auditors for 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In addition, this proxy card grants discretionary authority on such other matters that may be presented at the annual meeting for a vote of the shareholders.

Please sign exactly as your name appears on this Proxy. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Please date this Proxy.

Signature:	Date:
Printed Name:

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

(Reverse Side)